 Exhibit 4.10

[FIRST] SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 22, 2023 among  Petropal Inc., a Marshall Islands corporation and Wemby S.A., a Uruguayan corporation, (each individually, a “Guaranteeing Subsidiary,” and together, the “Guaranteeing Subsidiaries”), each a subsidiary of Navios South American Logistics Inc. (or its permitted successor), a Marshall Islands corporation (the “Company”), and Navios Logistics Finance (US) Inc., a Delaware corporation (together with the Company, the “Co-Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (or its permitted successor) under the Indenture referred to below (the “Trustee”) and as collateral trustee under the Indenture referred to below (the “Collateral Trustee”).

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors has heretofore executed and delivered to the Trustee and Collateral Trustee an indenture (the “Indenture”), dated as of July 8, 2020 providing for the issuance of 10.750% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances, the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the Co-Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Co-Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 22, 2023

PETROPAL INC.
By:	/s/ Georgios Akhniotis
Name: Georgios Akhniotis
Title: President/Director

WEMBY S.A.
By:	/s/ Agustin Robaina
Name: Agustin Robinson
Title: Director

NAVIOS SOUTH AMERICAN LOGISTICS
By:	/s/ Georgios Akhniotis
Name: Georgios Akhniotis
Title: Chief Executive Officer and Director

NAVIOS LOGISTICS FINANCE (US) INC.
By:	/s/ Georgios Akhniotis
Name: Georgios Akhniotis
Title: CFO/Director

WILMINGTON TRUST, NATIONAL ASSOCIATION
as trustee and Collateral Trustee
By:
Authorized Signatory

PETROPAL INC.
By:	/s/ Georgios Akhniotis
Name: Georgios Akhniotis
Title: President/Director

WEMBY S.A.
By:	/s/ Agustin Robaina
Name: Agustin Robinson
Title: Director

NAVIOS SOUTH AMERICAN LOGISTICS
By:	/s/ Georgios Akhniotis
Name: Georgios Akhniotis
Title: Chief Executive Officer and Director

NAVIOS LOGISTICS FINANCE (US) INC.
By:	/s/ Georgios Akhniotis
Name: Georgios Akhniotis
Title: CFO/Director

WILMINGTON TRUST, NATIONAL ASSOCIATION
as trustee and Collateral Trustee
By:
Authorized Signatory

PETROPAL INC.
By:
Name:
Title:

WEMBY S.A.
By:
Name:
Title:

NAVIOS SOUTH AMERICAN LOGISTICS
By:
Name:
Title:

NAVIOS LOGISTICS FINANCE (US) INC.
By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as trustee and Collateral Trustee
By:
Authorized Signatory